QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2001

MEDICAL RESOURCES MANAGEMENT, INC.
(Exact name of registrant as specified in charter)

Nevada	1-13009	95-4607643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
932 Grand Central Avenue Glendale, California (Address of principal executive offices)		91201 (Zip Code)
(818) 240-8250
(Registrant's telephone number, including area code)

Item 1.  Changes in Control of the Registrant.

    On July 6, 2001, the Registrant became a wholly-owned subsidiary of Emergent Group Inc., a Nevada corporation ("Emergent") by way of the merger of MRM Acquisition Inc., a Delaware corporation and wholly owned subsidiary of Emergent ("Acquisition Company") with and into the Registrant (the "Merger"), pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated as of January 23, 2001 among the Registrant, Emergent and Acquisition Company. Upon the Merger: (i) Acquisition Company's separate corporate existence ceased and the Registrant continued as the surviving corporation and (ii) Emergent acquired one-hundred percent (100%) of the Registrant's voting securities.

    Pursuant to the terms of the Merger Agreement, upon the Merger, each share of the Registrant's common stock, par value $0.001 per share ("Registrant Common Stock"), issued and outstanding immediately prior to the Merger was cancelled and converted into the right to receive 0.37 shares of common stock of Emergent, par value 0.001 per share ("Emergent Common Stock") and each option to purchase Registrant Common Stock was converted into an option to acquire Emergent Common Stock.

    The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2 hereto and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

    (a) and (b)  No financial statements of the Registrant or pro forma financial information are required to be filed as a part of this report.

    (c) The following exhibit is filed as a part of this report:

Exhibit No.	Description of Exhibit
2	Agreement and Plan or Reorganization and Merger, dated as of January 23, 2001 by and among Medical Resources Management, Inc., Emergent Group Inc. and MRM Acquisition Inc. (incorporated by reference to Exhibit 99.1 to Registrant's Current Report on Form 8-K, filed on January 31, 2001).

2

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICAL RESOURCES MANAGEMENT, INC.
By:	/s/ RICHARD A. WHITMAN Richard A. Whitman Chairman, President, Chief Executive Officer

Date: July 10, 2001

3

QuickLinks

  Item 1. Changes in Control of the Registrant.
  Item 7. Financial Statements and Exhibits.
SIGNATURES